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                                                                    EXHIBIT 99.1

                                                      CONTACTS:
                                                      Kmart Media Relations
                                                      (248) 463-1021




                            KMART HOLDING CORPORATION
     REPORTS NET INCOME OF $93 MILLION FOR THE FIRST QUARTER OF FISCAL 2004



TROY, MICHIGAN, MAY 17, 2004 -- Kmart Holding Corporation (NASDAQ: KMRT) today reported financial results for the first quarter of fiscal 2004. For the 13 weeks ended April 28, 2004, Kmart Holding Corporation (Kmart or the Successor Company) reported net income of $93 million, or $0.94 per diluted share. Kmart Corporation (the Predecessor Company) reported a net loss of $862 million for the same period in 2003. (1)

Operating income for the 13 weeks ended April 28, 2004 was $165 million, or 3.6% of sales, as compared to a loss of $39 million, or negative 0.6% of sales, for the same period in 2003. The improvement was primarily due to the decrease in selling, general and administrative (SG&A) expenses and the improvement in gross margin rate, as noted below, partially offset by an overall decline in gross margin dollars due to a reduced store base. Operating income was also impacted by net gains on sales of assets of $32 million in the current quarter, and restructuring, impairment and other charges of $37 million in the same period in 2003. Same-store sales and total sales decreased 12.9% and 25.3%, respectively, for the 13 weeks ended April 28, 2004, compared to the 13 weeks ended April 30, 2003.

Julian C. Day, President and Chief Executive Officer of Kmart, said: "We are delighted with the progress we've made in our business. For the fourth consecutive fiscal quarter, we have reported improved year-over-year profitability and liquidity through our consistent approach of focusing on profitable sales with an improved gross margin rate, reducing operating costs through operational execution, and working to improve the productivity of our assets. These initiatives, together with a renewed focus on communicating the benefits of the Kmart shopping experience to our customers, will continue to characterize our approach going forward."



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Day added: "Our focus on the productivity of our asset base, exemplified by the diligent management of our inventories which ended the quarter at $3.4 billion, a reduction of over 23% from the prior year, has been a primary element of our improved liquidity position. We apply similar rigor to managing the productivity of our capital assets focusing on the need to allocate those assets to their best use. Given our success, Kmart today is a financially strong company."

As of April 28, 2004, Kmart had approximately $2.2 billion in cash and cash equivalents.


SAME-STORE SALES include sales of all open stores that have been open for more than 13 full months. The decrease in same-store sales is due primarily to several Company-wide promotional events that occurred in the first quarter of fiscal 2003 along with a reduction in advertising, including the frequency of mid-week circulars in the current year. The decrease in total sales is attributable to the decrease in same-store sales and the closure of 316 stores in the first quarter of fiscal 2003.

GROSS MARGIN decreased $282 million to $1.14 billion, for the 13 weeks ended April 28, 2004, from $1.42 billion for the 13 weeks ended April 30, 2003. Gross margin, as a percentage of sales, increased to 24.6% for the 13 weeks ended April 28, 2004, from 23.0% for the comparable period a year ago. Favorably affecting the gross margin rate were fewer clearance markdowns and reduced depreciation expense as a result of the write-off of long-lived assets in conjunction with the application of Fresh-Start accounting.

SG&A EXPENSES decreased $417 million to $1.0 billion, or 21.8% of sales for the 13 weeks ended April 28, 2004, from $1.42 billion, or 23.0% of sales, for the 13 weeks ended April 30, 2003. The decrease in SG&A resulted from reduced payroll and related expenses in stores during the current quarter, as well as the impact of store closings and the corporate cost reduction initiatives implemented in the first quarter of fiscal 2003. Also impacting the decline was a reduction in advertising expenses and lower depreciation as a result of the write-off of long-lived assets in conjunction with the application of Fresh-Start accounting.


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DISCUSSION OF NON-GAAP FINANCIAL INFORMATION

Year-to-date Adjusted EBITDA

Year-to-date Adjusted EBITDA (Year-to-date earnings before interest, taxes, depreciation, amortization, net gains on sales of assets, bankruptcy-related recoveries and certain other items) is a non-GAAP financial measure. Year-to-date Adjusted EBITDA is not the same as EBITDA defined in Kmart's credit facility. Year-to-date Adjusted EBITDA is a Company-defined metric used solely by Kmart's management for the administration of the Company's incentive compensation program for eligible employees. Year-to-date Adjusted EBITDA is not a measure or indicator of the overall financial condition or performance of Kmart and should not be used by investors as a basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP measures, as well, in managing the business.


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



                                                                             13-WEEKS
                                                                              ENDED
                                                                          APRIL 28, 2004
                                                                          ---------------
Net income                                                                $           93
Adjustments to reconcile to Year-to-date Adjusted EBITDA:
  Income tax provision                                                                56
  Interest expense, net                                                               26
  Depreciation and amortization                                                        3
  Net gains on sales of assets                                                       (32)
  Bankruptcy-related recoveries                                                       (7)
  Other                                                                               14
                                                                          ---------------
Year-to-date Adjusted EBITDA                                              $          153
                                                                          ===============

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                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                         SUCCESSOR COMPANY      PREDECESSOR COMPANY
                                                                         -----------------      -------------------
                                                                           13-WEEKS ENDED          13-WEEKS ENDED
                                                                           APRIL 28, 2004          APRIL 30, 2003
                                                                         -----------------      -------------------
Sales                                                                    $           4,615      $             6,181
Cost of sales, buying and occupancy                                                  3,478                    4,762
                                                                         -----------------      -------------------
Gross margin                                                                         1,137                    1,419
Selling, general and administrative expenses                                         1,004                    1,421
Net gains on sales of assets                                                           (32)                      --
Restructuring, impairment and other charges                                             --                       37
                                                                         -----------------      -------------------
Operating income (loss)                                                                165                      (39)
Interest expense, net                                                                   26                       57
Bankruptcy-related recoveries                                                           (7)                      --
Equity income in unconsolidated subsidiaries                                            (3)                      (7)
Reorganization items, net                                                               --                      769
                                                                         -----------------      -------------------
Income (loss) from continuing operations before income taxes                           149                     (858)
Provision for (benefit from) income taxes                                               56                       (6)
                                                                         -----------------      -------------------
Income (loss) from continuing operations                                                93                     (852)
Discontinued operations (net of income taxes of $0)                                     --                      (10)
                                                                         -----------------      -------------------
Net income (loss)                                                        $              93      $              (862)
                                                                         =================      ===================

Basic income (loss) per common share from continuing operations          $            1.04      $             (1.63)
Discontinued operations                                                                 --                    (0.02)
                                                                         -----------------      -------------------
Basic net income (loss) per common share                                 $            1.04      $             (1.65)
                                                                         =================      ===================

Diluted income (loss) per common share from continuing                   $            0.94      $             (1.63)
operations
Discontinued operations                                                                 --                    (0.02)
                                                                         -----------------      -------------------
Diluted net income (loss) per common share                               $            0.94      $             (1.65)
                                                                         =================      ===================

Basic weighted average shares (millions)                                              89.5                    522.7

Diluted weighted average shares (millions)                                           100.3                    522.7


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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

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



                                                                                        SUCCESSOR COMPANY
                                                                  --------------------------------------------------
                                                                  APRIL 28, 2004   JANUARY 28, 2004   APRIL 30, 2003
                                                                  --------------   ---------------    --------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                        $        2,228   $         2,088    $        1,232
 Merchandise inventories                                                   3,394             3,238             4,431
 Accounts receivable, net                                                    237               301               382
 Other current assets                                                        169               184               509
                                                                  --------------   ---------------    --------------
TOTAL CURRENT ASSETS                                                       6,028             5,811             6,554
 Property and equipment, net                                                 190               153                10
 Other assets and deferred charges                                            95               120                96
                                                                  --------------   ---------------    --------------
TOTAL ASSETS                                                      $        6,313   $         6,084    $        6,660
                                                                  ==============   ===============    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Mortgages payable due within one year                            $            4   $             4    $            8
 Accounts payable                                                            985               820             1,160
 Accrued payroll and other liabilities                                       660               671             1,321
 Taxes other than income taxes                                               276               281               274
                                                                  --------------   ---------------    --------------
TOTAL CURRENT LIABILITIES                                                  1,925             1,776             2,763
LONG-TERM LIABILITIES
 Long-term debt and mortgages payable                                        102               103               108
 Capital lease obligations                                                   360               374               415
 Pension obligation                                                          877               873               854
 Unfavorable operating leases                                                329               342               344
 Other long-term liabilities                                                 435               424               463
                                                                  --------------   ---------------    --------------
TOTAL LIABILITIES                                                          4,028             3,892             4,947

SHAREHOLDERS' EQUITY
 Preferred stock 20,000,000 shares authorized; no shares
  outstanding                                                                 --                --                --
 Common stock $0.01 par value, 500,000,000 shares authorized;
  89,638,293, 89,633,760 and 89,677,509 shares issued, respectively            1                 1                 1
 Treasury stock, at cost                                                      (1)               (1)               --
 Capital in excess of par value                                            1,944             1,943             1,712
 Retained earnings                                                           341               248                --
 Accumulated other comprehensive income                                       --                 1                --
                                                                  --------------   ---------------    --------------
TOTAL SHAREHOLDERS' EQUITY                                                 2,285             2,192             1,713
                                                                  --------------   ---------------    --------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $        6,313   $         6,084    $        6,660
                                                                  ==============   ===============    ==============

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                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


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

                                                                        SUCCESSOR COMPANY     PREDECESSOR COMPANY
                                                                        -----------------     -------------------
                                                                             13-WEEKS              13-WEEKS
                                                                               ENDED                 ENDED
                                                                          APRIL 28, 2004        APRIL 30, 2003
                                                                        -----------------     -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                     $              93     $              (862)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Depreciation and amortization                                                      7                     177
     Net gains on sales of assets                                                     (32)                     --
     Deferred income taxes                                                             19                      --
     Equity income in unconsolidated subsidiaries                                      (3)                     (7)
     Restructuring, impairments and other charges                                      --                      44
     Reorganization items, net                                                         --                     769
  Dividends received from Meldisco                                                      3                      36
  Cash used for store closings and other charges                                       --                     (64)
  Cash used for payments of exit costs and other
   reorganization items                                                                --                     (19)
  Change in:
     Merchandise inventories                                                         (156)                    480
     Accounts receivable                                                               26                     114
     Accounts payable                                                                 165                    (117)
     Taxes payable                                                                     33                     (16)
     Other assets                                                                      32                       9
     Other liabilities                                                                (45)                     32
                                                                        -----------------     -------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                             142                     576
                                                                        -----------------     -------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of assets                                                        66                      64
  Capital expenditures                                                                (55)                     (4)
                                                                        -----------------     -------------------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                              11                      60
                                                                        -----------------     -------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on capital lease obligations                                               (12)                    (16)
  Payments on mortgages                                                                (1)                     (1)
                                                                        -----------------     -------------------
NET CASH USED FOR FINANCING ACTIVITIES                                                (13)                    (17)
                                                                        -----------------     -------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                               140                     619
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                      2,088                     613
                                                                        -----------------     -------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                $           2,228     $             1,232
                                                                        =================     ===================

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Footnote 1:

Upon emergence from bankruptcy on May 6, 2003, Kmart Corporation (Predecessor
Company) applied the provisions of Fresh-Start accounting effective as of April
30, 2003, at which time a new reporting entity, Kmart Holding Corporation
(Kmart), was created. As a result of applying Fresh-Start accounting, the reported historical financial statements of the Predecessor Company for periods ended prior to May 1, 2003 generally are not comparable to those of Kmart.
Therefore, comparisons of earnings per share data are not included herein. As referenced within this news release, results of operations for the period ended
April 30, 2003, refer to the Predecessor Company.

About Kmart Holding Corporation
Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together,
"Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Kathy Ireland, Martha Stewart Everyday, Route 66 and Sesame Street.
Kmart operates more than 1,500 stores in 49 states. For more information visit the Company's website at www.kmart.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS
Statements or reports made by or on behalf of Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995 that reflect, when made, Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; Kmart's ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business; marketplace demand for the products of Kmart's key brand partners, as well as the engagement of appropriate new brand partners; changes in consumer spending and Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies;
Kmart's ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; the resolution of allowed claims for which Kmart is obligated to pay cash under the Plan of Reorganization; Kmart's ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart's ability to attract and retain customers; Kmart's ability to maintain normal terms with vendors and service providers; Kmart's ability to maintain contracts, including leases, that are critical to its operations; Kmart's ability to develop a market niche; regulatory and legal developments; general economic conditions; weather conditions, including those which affect buying patterns of Kmart's customers;
other factors affecting business beyond Kmart's control; Kmart's ability to attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.